SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 23, 2009

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.	Amendment to Articles of Incorporation.

As disclosed in Item 8.01 below, the Corporation’s stockholders approved a proposal to amend the Corporation’s charter to delete the 80% supermajority vote requirement for amendment of Article XIII. A description of the amendment to the Charter is set forth on pages 67 to 68 of the Corporation’s definitive proxy statement for the 2009 Annual Meeting of Stockholders filed on Schedule 14A with the SEC on March 13, 2009. The articles of amendment to the charter became effective upon filing of the articles of amendment on April 24, 2009 with the State Department of Assessments and Taxation of the State of Maryland.

Item 8.01.	Other Events.

Lockheed Martin Corporation held its Annual Meeting of Stockholders on April 23, 2009. Of the 394,181,463 shares outstanding and entitled to vote, 359,506,045 shares were represented at the meeting, or a 91.20% quorum. During the meeting, the stockholders voted on the following matters and:

Proposal 1 – Election of Directors

•

Elected the following thirteen individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2010 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Cast Against	Votes Abstain
E. C. “Pete” Aldridge Jr.	279,064,219	77,265,647	3,176,179

Nolan D. Archibald	260,596,593	93,761,743	5,147,709

David B. Burritt	349,285,844	6,075,939	4,144,262

James O. Ellis Jr.	348,378,609	7,248,271	3,879,165

Gwendolyn S. King	338,768,403	16,877,855	3,859,787

James M. Loy	333,443,776	21,010,147	5,052,122

Douglas H. McCorkindale	276,959,762	78,667,268	3,879,015

Joseph W. Ralston	328,281,907	26,248,126	4,976,012

Frank Savage	312,346,482	27,472,468	19,687,095

James M. Schneider	275,611,501	79,744,778	4,149,766

Anne Stevens	277,078,297	78,769,926	3,657,822

Robert J. Stevens	347,881,591	8,728,043	2,896,411

James R. Ukropina	324,141,647	31,166,898	4,197,500

Proposal 2 – Ratification of Appointment of Independent Auditors

•

Ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditors for the year ended December 31, 2009. There were 349,791,013 votes for the appointment, 8,005,696 votes against the appointment, and 1,709,336 abstentions.

Proposal 3 – To Amend the Charter to Delete the 80% Supermajority Vote Requirement for Amendment of Article XIII

•

Approved the proposal to amend the Charter to delete the 80% supermajority vote requirement for amendment of Article XIII. There were 334,750,605 votes for the proposal, 20,957,491 votes against the proposal, and 3,797,949 abstentions.

Proposal 4 – Stockholder Proposal by The Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust and Other Groups

•

Rejected a stockholder proposal that recommended the Corporation provide to stockholders a report on certain information relating to the Corporation’s space-based weapons program. There were 19,738,935 votes for the proposal, 259,251,430 votes against the proposal, 49,949,605 abstentions and 30,566,075 broker non-votes.

Proposal 5 – Stockholder Proposal by The City of Philadelphia Public Employees Retirement System and the Miami Fire Fighters’ Relief and Pension Fund

•

Rejected a stockholder proposal that recommended that the Board of Directors adopt a policy requiring stockholder approval on agreements that would provide payments or awards after a senior executive’s death that are unrelated to services rendered to the Corporation. There were 122,748,509 votes for the proposal, 199,775,407 votes against the proposal, 6,416,054 abstentions and 30,566,075 broker non-votes.

Proposal 6 – Stockholder Proposal by John Chevedden

•

Rejected a stockholder proposal requesting that the Board of Directors adopt a policy to give stockholders an opportunity to vote on a resolution to ratify the compensation of the named executive officers. There were 148,172,194 votes for the proposal, 164,875,869 votes against the proposal, 15,891,907 abstentions and 30,566,075 broker non-votes.

Item 9.01.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to Charter of Lockheed Martin Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman

David A. Dedman

Vice President and Associate General Counsel

April 27, 2009

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